Exhibit 99.1

PJT Partners Inc. Reports Third Quarter and Nine Months 2022 Results

Third Quarter Overview

>	Total Revenues of $266 million, up 15% from a year ago
>	GAAP Pretax Income of $48 million and Adjusted Pretax Income of $54 million
>	GAAP Diluted EPS of $0.82 and Adjusted EPS of $0.96

Nine Months Overview

>	Total Revenues of $746 million, up 10% from a year ago
>	GAAP Pretax Income of $141 million and Adjusted Pretax Income of $159 million
>	GAAP Diluted EPS of $2.56 and Adjusted EPS of $2.84

Capital Management and Balance Sheet

>	Repurchased 2 million share equivalents in the first nine months with record open market repurchases of 1.5 million shares
>	Strong balance sheet with $290 million in cash, cash equivalents and short-term investments

Paul J. Taubman, Chairman and Chief Executive Officer, said, “Our record nine-month revenue performance was achieved against a backdrop of significant market dislocation as our clients continue to recognize the benefits of our integrated, holistic approach to advice. We view this environment as an opportune time to increase the investment in our business and we remain optimistic about our future prospects.”

New York, October 25, 2022: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today announced its financial results for the third quarter and nine months ended September 30, 2022.

Media Relations: Jon Keehner Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues

The following table sets forth revenues for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
	(Dollars in Millions)
Revenues
Advisory	$224.4	$179.9	25%	$592.7	$530.1	12%
Placement	39.7	46.9	(15%)	149.5	137.6	9%
Interest Income & Other	2.0	4.5	(55%)	3.4	10.9	(69%)
Total Revenues	$266.1	$231.3	15%	$745.6	$678.7	10%

Three Months Ended

Total Revenues increased 15% to $266 million for third quarter 2022 from $231 million for the prior year quarter.

Advisory Revenues increased 25% to $224 million for the current quarter from $180 million for the prior year quarter. The increase was driven by increases in strategic advisory, restructuring and secondary advisory revenues.

Placement Revenues decreased 15% to $40 million for the current quarter from $47 million for the prior year quarter. The decrease in Placement Revenues was driven by a decrease in fund placement revenues, which was partially offset by an increase in corporate placement revenues.

Interest Income & Other decreased $2.5 million for the current quarter compared with the prior year quarter.

Nine Months Ended

Total Revenues increased 10% to $746 million for the nine months ended September 30, 2022 from $679 million for the same period a year ago.

Advisory Revenues increased 12% to $593 million for the nine months from $530 million for the same period a year ago. The increase was driven by increases in strategic advisory, restructuring and secondary advisory revenues.

Placement Revenues increased 9% to $149 million for the nine months from $138 million for the same period a year ago. The increase in Placement Revenues was driven by an increase in fund placement revenues, which was partially offset by a decline in corporate placement revenues.

Interest Income & Other decreased $7.6 million for the nine months compared with the same period a year ago. The decrease in Interest Income & Other was primarily driven by a reduction in fair market value on certain equity securities received as part of transaction compensation.

Expenses

The following tables set forth information relating to the Company’s expenses for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,
	2022		2021
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$179.1	$175.1	$148.1	$144.5
% of Revenues	67.3%	65.8%	64.1%	62.5%
Non-Compensation	$39.4	$37.0	$34.9	$32.9
% of Revenues	14.8%	13.9%	15.1%	14.2%
Total Expenses	$218.5	$212.1	$183.0	$177.4
% of Revenues	82.1%	79.7%	79.1%	76.7%
Pretax Income	$47.6	$54.0	$48.3	$53.9
% of Revenues	17.9%	20.3%	20.9%	23.3%

	Nine Months Ended September 30,
	2022		2021
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$488.9	$477.2	$434.9	$424.1
% of Revenues	65.6%	64.0%	64.1%	62.5%
Non-Compensation	$115.2	$109.1	$99.2	$93.2
% of Revenues	15.4%	14.6%	14.6%	13.7%
Total Expenses	$604.1	$586.3	$534.1	$517.4
% of Revenues	81.0%	78.6%	78.7%	76.2%
Pretax Income	$141.5	$159.3	$144.6	$161.3
% of Revenues	19.0%	21.4%	21.3%	23.8%

Compensation and Benefits Expense

Three Months Ended

GAAP Compensation and Benefits Expense was $179 million for third quarter 2022 compared with $148 million for the prior year quarter. Adjusted Compensation and Benefits Expense was $175 million for the current quarter compared with $145 million for the prior year quarter. The Company accrued at a higher rate during the current quarter compared with the prior year quarter driven by a higher nine month accrual rate.

Nine Months Ended

GAAP Compensation and Benefits Expense was $489 million for the nine months ended September 30, 2022 compared with $435 million for the same period a year ago. Adjusted Compensation and Benefits Expense was $477 million for the nine months compared with $424 million for the same period a year ago. The nine month adjusted compensation accrual rate increased to 64.0% compared with 63.0% for the full year 2021.

Non-Compensation Expense

Three Months Ended

GAAP Non-Compensation Expense was $39 million for third quarter 2022 compared with $35 million for the prior year quarter. Adjusted Non-Compensation Expense was $37 million for the current quarter compared with $33 million for the prior year quarter.

GAAP and Adjusted Non-Compensation Expense increased during the current quarter compared with the prior year quarter, primarily driven by Travel and Related, which increased $4 million due to increased levels of business travel. Excluding Travel and Related, GAAP and Adjusted Non-Compensation Expense increased 3% and 2%, respectively, during the current quarter compared with the prior year quarter.

Nine Months Ended

GAAP Non-Compensation Expense was $115 million for the nine months ended September 30, 2022 compared with $99 million for the same period a year ago. Adjusted Non-Compensation Expense was $109 million for the nine months compared with $93 million for the same period a year ago.

GAAP and Adjusted Non-Compensation Expense increased during the nine months compared with the same period a year ago, primarily driven by Travel and Related, which increased $12 million due to increased levels of business travel. Excluding Travel and Related, GAAP and Adjusted Non-Compensation Expense increased 4% during the nine months compared with the same period a year ago.

Provision for Taxes

As of September 30, 2022, PJT Partners Inc. owned 62.3% of PJT Partners Holdings LP. PJT Partners Inc. is subject to corporate U.S. federal and state income tax while PJT Partners Holdings LP is subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Please refer to Note 11. “Stockholders’ Equity” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the three months ended September 30, 2022 and 2021 was 18.1% and 18.8%, respectively. The effective tax rate for GAAP Net Income for the nine months ended September 30, 2022 and 2021 was 16.1% and 13.0%, respectively.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested partnership units that have yet to satisfy certain market conditions) have been exchanged into shares of the Company’s Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the nine months ended September 30, 2022 was 25.8% compared with 22.3% for full year 2021. The tax rate increase was primarily due to a lesser tax benefit received from the delivery of vested shares at values in excess of the original grant prices.

Capital Management and Balance Sheet

As of September 30, 2022, the Company held cash, cash equivalents and short-term investments of $290 million and had no funded debt.

During the third quarter 2022, the Company repurchased 240 thousand shares of Class A common stock in the open market, repurchased 20 thousand Partnership Units for cash and exchanged 250 thousand Partnership Units for shares of Class A common stock as a result of Partnership Unit exchanges and net share settled 19 thousand shares to satisfy employee tax obligations.

In total during the third quarter 2022, the Company repurchased 279 thousand share equivalents at an average price of $68.26 per share. During the nine months ended September 30, 2022, the Company repurchased 2 million share equivalents at an average price of $65.33 per share.

As of September 30, 2022, the Company’s remaining repurchase authorization was $183 million.

The Company intends to repurchase 38 thousand Partnership Units for cash on November 1, 2022 at a price to be determined by the volume-weighted average price per share of the Company’s Class A common stock on October 27, 2022.

Dividend

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.25 per share of Class A common stock. The dividend will be paid on December 21, 2022 to Class A common stockholders of record as of December 7, 2022.

Quarterly Investor Call Details

PJT Partners will host a conference call on October 25, 2022 at 8:30 a.m. ET to discuss its third quarter 2022 results. The conference call can be accessed via the internet at www.pjtpartners.com or by dialing +1 (888) 204-4368 (U.S. domestic) or +1 (720) 543-0214 (international), passcode 9880072. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com.

About PJT Partners

PJT Partners is a premier global advisory-focused investment bank. We offer a unique portfolio of advisory services designed to help our clients achieve their strategic objectives. Our team of senior professionals delivers a range of strategic advisory, capital markets advisory, restructuring and special situations and shareholder advisory services to corporations, financial sponsors, institutional investors and governments around the world. We also provide private fund advisory and fundraising services for alternative investment strategies, including private equity, real estate, hedge funds and private credit. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) cyberattacks, security vulnerabilities, and internet disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions; (c) failure of our computer systems or communication systems during a catastrophic event, including as a result of the increased use of remote work environments and virtual platforms; (d) the impact of catastrophic events, such as COVID-19 or other pandemics, on the U.S. and the global economy, including business disruptions, reductions in employment and an increase in business failures; (e) the impact of catastrophic events, such as COVID-19 or other pandemics, on our employees and our ability to provide services to our clients and respond to their needs; (f) the failure of third-party service providers to perform their functions; and (g) volatility in the political and economic environment, including as a result of inflation and rising interest rates.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis (referred to as “Adjusted EPS”); Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the acquisition of CamberView Partners Holdings, LLC (“CamberView”); (b) intangible asset amortization associated with Blackstone Inc.’s (“Blackstone”) initial public offering (“IPO”), the acquisition of PJT Capital LP, and the acquisition of CamberView; and (c) the net change to the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units that have yet to satisfy certain market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for transaction-related compensation expense and amortization expense.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Advisory	$224,405	$179,900	$592,712	$530,124
Placement	39,652	46,891	149,485	137,611
Interest Income and Other	2,035	4,507	3,355	10,944
Total Revenues	266,092	231,298	745,552	678,679
Expenses
Compensation and Benefits	179,080	148,149	488,899	434,866
Occupancy and Related	8,231	8,569	25,831	25,788
Travel and Related	6,336	2,765	17,471	4,979
Professional Fees	7,375	8,066	21,652	24,016
Communications and Information Services	4,155	4,341	12,819	13,548
Depreciation and Amortization	3,755	3,892	12,156	11,535
Other Expenses	9,518	7,241	25,246	19,337
Total Expenses	218,450	183,023	604,074	534,069
Income Before Provision for Taxes	47,642	48,275	141,478	144,610
Provision for Taxes	8,601	9,090	22,776	18,773
Net Income	39,041	39,185	118,702	125,837
Net Income Attributable to Non-Controlling Interests	17,953	17,740	52,742	54,565
Net Income Attributable to PJT Partners Inc.	$21,088	$21,445	$65,960	$71,272
Net Income Per Share of Class A Common Stock
Basic	$0.84	$0.86	$2.63	$2.85
Diluted	$0.82	$0.82	$2.56	$2.72
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	24,966,527	24,908,606	25,032,151	24,979,925
Diluted	26,519,173	42,010,543	26,497,177	42,414,461

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP Net Income	$39,041	$39,185	$118,702	$125,837
Less: GAAP Provision for Taxes	8,601	9,090	22,776	18,773
GAAP Pretax Income	47,642	48,275	141,478	144,610

Adjustments to GAAP Pretax Income
Transaction-Related Compensation Expense(1)	3,987	3,622	11,746	10,726
Amortization of Intangible Assets(2)	1,486	1,928	5,276	5,850
Spin-Off-Related Payable Due to Blackstone(3)	836	79	771	135
Adjusted Pretax Income	53,951	53,904	159,271	161,321
Adjusted Taxes(4)	10,142	9,951	26,206	20,988
Adjusted Net Income	43,809	43,953	133,065	140,333

If-Converted Adjustments
Less: Adjusted Taxes(4)	(10,142)	(9,951)	(26,206)	(20,988)
Add: If-Converted Taxes(5)	13,970	12,627	41,143	37,066
Adjusted Net Income, If-Converted	$39,981	$41,277	$118,128	$124,255

GAAP Net Income Per Share of Class A Common Stock
Basic	$0.84	$0.86	$2.63	$2.85
Diluted	$0.82	$0.82	$2.56	$2.72
GAAP Weighted-Average Shares of Class A Common Stock Outstanding
Basic	24,966,527	24,908,606	25,032,151	24,979,925
Diluted	26,519,173	42,010,543	26,497,177	42,414,461

Adjusted Net Income, If-Converted Per Share	$0.96	$0.98	$2.84	$2.93
Weighted-Average Shares Outstanding, If-Converted	41,540,815	42,015,728	41,614,791	42,419,646

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP Compensation and Benefits Expense	$179,080	$148,149	$488,899	$434,866
Transaction-Related Compensation Expense(1)	(3,987)	(3,622)	(11,746)	(10,726)
Adjusted Compensation and Benefits Expense	$175,093	$144,527	$477,153	$424,140

Non-Compensation Expenses
Occupancy and Related	$8,231	$8,569	$25,831	$25,788
Travel and Related	6,336	2,765	17,471	4,979
Professional Fees	7,375	8,066	21,652	24,016
Communications and Information Services	4,155	4,341	12,819	13,548
Depreciation and Amortization	3,755	3,892	12,156	11,535
Other Expenses	9,518	7,241	25,246	19,337
GAAP Non-Compensation Expense	39,370	34,874	115,175	99,203
Amortization of Intangible Assets(2)	(1,486)	(1,928)	(5,276)	(5,850)
Spin-Off-Related Payable Due to Blackstone(3)	(836)	(79)	(771)	(135)
Adjusted Non-Compensation Expense	$37,048	$32,867	$109,128	$93,218

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

The following table provides a summary of weighted-average shares outstanding for the three and nine months ended September 30, 2022 and 2021 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Weighted-Average Shares Outstanding - GAAP
Basic Shares Outstanding, GAAP	24,966,527	24,908,606	25,032,151	24,979,925
Dilutive Impact of Unvested RSUs(6)	1,552,646	1,575,341	1,465,026	1,567,341
Dilutive Impact of Partnership Units(7)	—	15,526,596	—	15,867,195
Diluted Shares Outstanding, GAAP	26,519,173	42,010,543	26,497,177	42,414,461

Weighted-Average Shares Outstanding - If-Converted
Basic Shares Outstanding, GAAP	24,966,527	24,908,606	25,032,151	24,979,925
Unvested RSUs(8)	1,555,239	1,580,526	1,467,619	1,572,526
Partnership Units(7)	15,019,049	15,526,596	15,115,021	15,867,195
If-Converted Shares Outstanding	41,540,815	42,015,728	41,614,791	42,419,646

	As of September 30,
	2022	2021
Fully-Diluted Shares Outstanding(9)	43,761,678	43,948,954

As of September 30, 2022, 1.1 million Partnership Units and 1.5 million RSUs that have yet to satisfy certain market conditions were excluded from any share count calculations.

Of the total 2.6 million share equivalents subject to market conditions, 1.3 million require the Company to achieve a volume-weighted average share price over any consecutive 20-day trading period (“20-day VWAP”) of $100 prior to February 26, 2027. The remaining 1.3 million vest ratably upon the Company achieving a 20-day VWAP between $100 and $130 prior to February 26, 2027. The awards are also subject to a five year service based vesting requirement, with 20% vesting per annum.

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

(1)

This adjustment adds back to GAAP Pretax Income transaction-related compensation expense for Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the acquisition of CamberView.

(2)

This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with Blackstone’s IPO, the acquisition of PJT Capital LP on October 1, 2015 and the acquisition of CamberView on October 1, 2018.

(3)

This adjustment adds back to GAAP Pretax Income the net change to the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such amounts are reflected in Other Expenses in the Condensed Consolidated Statements of Operations.

(4)	Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(5)

Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units that have yet to satisfy market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for transaction-related compensation expense and amortization expense.

(6)	Represents the dilutive impact under the treasury method of unvested, non-participating RSUs that have a remaining service requirement.
(7)	Represents the number of shares assuming the conversion of vested Partnership Units and Partnership Units that achieved certain market conditions.
(8)	Represents the dilutive impact of unvested RSUs that have a remaining service requirement.
(9)

Assumes all Partnership Units and unvested participating RSUs have been converted to shares of the Company’s Class A common stock. As of September 30, 2022, 1.1 million Partnership Units and 1.5 million RSUs that have yet to satisfy certain market conditions were excluded from any share count calculations.

Note:	Amounts presented in tables above may not add or recalculate due to rounding.